UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 25, 2012

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54335	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On September 25, 2012, InspireMD, Inc. (“InspireMD”) issued a press release announcing (i) that Ofir Paz, co-founder, board member and chief executive officer of InspireMD since its founding in 2005, intends to step down as chief executive officer as part of a planned transition to prepare the Company for formal commercialization of its proprietary MGuard™ Embolic Protection Stent (EPS) platform technology for patients with acute myocardial infraction and (ii) that former KPMG, LLC executive James J. Loughlin has joined the board of directors and has been named chairman of the audit committee. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 25, 2012, the Company also issued a press release announcing that it filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to a proposed $40 million underwritten public offering of shares of its common stock, subject to market and other conditions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
99.1	Press release dated September 25, 2012.
99.2	Press release dated September 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: September 25, 2012	By: /s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer